Exhibit 99.2

Selected Quarterly Data For Fiscal Years 2004 and 2005 (unaudited)

	Fiscal 2005					Fiscal 2004
	Q1	Q2	Q3	Q4	2005	Q1	Q2	Q3	Q4	2004
Restaurant sales	61,385	59,653	54,977	62,944	238,959	56,225	54,842	52,605	59,787	223,458
Restaurant costs:
Product	15,699	15,353	13,890	15,775	60,717	14,210	13,914	13,292	15,030	56,446
Labor	20,040	19,432	18,885	20,404	78,761	18,482	18,190	17,891	19,473	74,036
Direct and occupancy	16,905	17,910	17,881	19,159	71,855	15,945	17,457	16,698	16,313	66,413
Depreciation and amortization	3,251	3,437	3,161	3,356	13,205	3,408	3,487	3,583	3,154	13,632

Total Restaurant Costs	55,895	56,132	53,817	58,694	224,538	52,045	53,048	51,464	53,970	210,527

General and administrative expenses	5,482	6,653	6,740	8,029	26,904	4,523	4,130	4,428	8,183	21,264
Pre-opening costs	243	(55)	55	—	243	175	273	305	571	1,324
Loss on impairment of long-lived assets	436	(2)	9,347	41	9,822	—	—	—	7,773	7,773
Lease termination charges	(23)	23	234	200	434	—	1,172	4	763	1,939

Operating income	(648)	(3,098)	(15,216)	(4,020)	(22,982)	(518)	(3,781)	(3,597)	(11,473)	(19,369)

Interest income	(25)	(27)	(40)	44	(48)	(25)	(23)	(4)	(19)	(71)
Interest expense	456	1,009	787	1,177	3,429	603	435	462	693	2,193
Loss on early extinguishment of debt	—	—	675	—	675	524	(1)	7,524	(6,370)	1,677

Income before income taxes	(1,079)	(4,080)	(16,638)	(5,241)	(27,038)	(1,620)	(4,192)	(11,579)	(5,778)	(23,168)

Provision for income taxes	—	—	—	—	—	—	—	—	—	—

Net income/(loss) from continuing operations	(1,079)	(4,080)	(16,638)	(5,241)	(27,038)	(1,620)	(4,192)	(11,579)	(5,778)	(23,168)

Discontinued operations	153	276	(4,310)	(819)	(4,700)	(95)	158	(3,073)	(11,965)	(14,975)

Net income/(loss) before cumulative change	(926)	(3,804)	(20,948)	(6,060)	(31,738)	(1,715)	(4,034)	(14,652)	(17,742)	(38,143)

Cumulative effect of accounting change, net	—	—	—	(363)	(363)	—	—	—	—	—

Net income/(loss)	(926)	(3,804)	(20,948)	(6,423)	(32,101)	(1,715)	(4,034)	(14,652)	(17,742)	(38,143)